UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2005 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

            On November 9, 2005, Pacific Gas and Electric Company, or the Utility, a subsidiary of PG&E Corporation, announced that Dinyar B. Mistry, Vice President and Controller (principal accounting officer) of the Utility since 2000, will become Vice President of State Regulation responsible for overseeing the Utility’s state regulatory matters.  G. Robert Powell, 42, Vice President and Controller of PG&E Corporation since October 4, 2005, will oversee the Utility’s accounting function until the Utility’s Board of Directors appoints a successor to Mr. Mistry.  As reported in PG&E Corporation’s and the Utility’s joint Current Report on Form 8-K dated September 21, 2005 announcing the appointment of Mr. Powell, before joining PG&E Corporation, Mr. Powell had been a partner with PricewaterhouseCoopers LLC, a registered public accounting firm, since 2002.  Mr. Powell practiced in the firm’s national energy and utilities practice.  From 1990 to 2002, Mr. Powell was a partner with Arthur Andersen LLP, working in the firm’s energy and communications practice group.  Mr. Powell will not receive any additional compensation for overseeing the Utility’s accounting function.

             Mr. Powell does not have any relationships or related transactions with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01 Other Events

            On November 9, 2005, PG&E Energy Recovery Funding LLC, or PERF, a limited liability company which is wholly owned and consolidated by the Utility, issued its second series of energy recovery bonds, or ERBs, in the amount of $844,461,000.  (The first series of ERBs was issued on February 10, 2005 in the approximate amount of $1.9 billion.)  The second series of ERBs was issued in three classes, with scheduled maturities ranging from June 25, 2009 to December 25, 2012, and final legal maturities ranging from June 25, 2011 to December 25, 2014.  Interest rates on the three classes range from 4.85% for the earliest maturing class to 5.12% for the latest maturing class.  Repayment of principal and interest on each series of  ERBs is secured by a “recovery property” which includes the right to be paid a specified amount from a dedicated rate component, or DRC, that is collected by the Utility, acting as servicer, from electricity customers as a nonbypassable charge.  The Utility remits DRC charges to PERF to enable PERF to pay the principal and interest on the ERBs.  The proceeds of each series of ERBs, net of issuance costs, were used by PERF to purchase separate recovery property from the Utility.

            The sale of the recovery property to PERF relating to the issuance of the second series of ERBs represents a pre-funding of the Utility's tax liability that will be due as the Utility collects the DRC from its customers over the term of the first and second series of ERBs.  Until these taxes are fully paid, the Utility will provide customers a carrying cost credit, computed at the Utility's authorized rate of return on rate base, to compensate customers for the use of the ERB proceeds.   It is estimated that the carrying cost credit will be approximately $125 million in 2006.  The equity portion of this carrying cost credit, approximately $55 million, will reduce 2006 net income.  The carrying cost credit and the resulting reduction to net income will decline as the taxes are paid, reaching zero in 2012 when the ERBs and related taxes are expected to be paid in full.

            While PERF is a wholly owned consolidated subsidiary of the Utility, PERF is legally separate from the Utility.  The assets of PERF (including the recovery property) are not available to creditors of the Utility or PG&E Corporation and the recovery property is not legally an asset of the Utility or PG&E Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President and Corporate Secretary

Dated:  November 9, 2005